                                  EXHIBIT 23.4
                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 22, 1999, except as to Note 21, as to which the date is March 22, 1999, in Amendment No. 7, with respect to the consolidated financial statements of USINTERNETWORKING, Inc., included in the registration statement (Form S-1 No. 33-70717) and related Prospectus of USINTERNETWORKING, Inc. dated April 7, 1999.


                                              /s/ Ernst & Young LLP


Baltimore, Maryland
April 7, 1999